NYSE American Symbol – UEC

Uranium Energy Corp Completes Initial 40 Development Holes at First Production Area of its Burke Hollow ISR Project in South Texas

Highlights:

•Burke Hollow’s initial Production Area (“PAA-1”) is the newest and largest In-Situ Recovery (“ISR”) wellfield being developed in the U.S.;

•Strong results demonstrate potential for further resource* growth within PAA-1 with several drill intercepts returning 2.45 to 4.48 grade thickness (“GT”).  This is significantly above the 0.3 GT cut-off for ISR resource estimation and wellfield development;

•UEC’s South Texas hub-and-spoke strategy is anchored by its fully licensed Hobson Processing Plant and includes five ISR Projects, including its fully permitted Palangana, Goliad and Burke Hollow projects; and

•To learn more about the environmental, social and low-cost advantages of uranium In-Situ Recovery, visit https://www.uraniumenergy.com/projects/isr/

Corpus Christi, TX, April 14, 2021 – Uranium Energy Corp (NYSE American:  UEC; “UEC” or the “Company”) is pleased to provide an interim report on its ongoing wellfield development and resource delineation drilling at the Company’s Burke Hollow ISR uranium project in South Texas.  As of April 9, 2021, a total of 40 resource delineation holes have been completed by utilizing two drilling rigs.  Drilling will continue with additional resource delineation test holes, followed by installation of approximately 45 additional exterior monitoring wells to accommodate the trend extensions, complementing the 76 monitor wells previously installed.

Andy Kurrus, VP of Resource Development stated, “We are pleased with the drilling results to date which continue to improve our understanding of the five Goliad Formation roll fronts or trends within PAA-1.  The continuity of the uranium roll fronts, and the exceptional uranium grade intercepts are impressive.  The development of Burke Hollow, the only recent uranium discovery in the United States, continues to exhibit the potential to be the largest Goliad Formation deposit ever discovered in the South Texas Uranium Trend.  As we plan for additional Production Areas at Burke Hollow, we have a strong pipeline to our ~19,000 acre property, including defined resources outside of PAA-1 and several exploration targets and anomalous areas that have only been lightly explored.”

The drilling has targeted trend extensions of the five known fronts within the PAA-1 area.  Drill holes, logged by prompt fission neutron (“PFN”) equipment, which resulted in intercepts exhibiting GT values equal to or greater than 0.3, utilizing a cutoff parameter of 0.02% grade (pU308), are displayed in the following table:

Identification			PFN (0.02 Cutoff)				Horizon
HOLE	DATE	TD	TOP (ft)**	THICKNESS (ft)**	Average GRADE pU3O8 (%)*	GT
283.0-319.5	2021-02-22	480	414.5	27.5	0.163	4.483	Goliad Lower B Sands
262.5-326.5	2021-02-23	480	393	19.0	0.131	2.489	Goliad Lower B Sands
262.5-326.5	2021-02-23	480	427.5	21.0	0.117	2.457	Goliad Lower B Sands
268.0-319.5	2021-02-24	480	421.5	10.0	0.103	1.030	Goliad Lower B Sands
283.0-318.0	2021-02-24	480	423	18.5	0.090	1.665	Goliad Lower B Sands
283.0-314.0	2021-03-02	500	419.5	7.5	0.049	0.368	Goliad Lower B Sands
262.5-326.0	2021-03-23	480	394	9.0	0.036	0.324	Goliad Lower B Sands
283.5-317.0	2021-03-25	500	428	10.5	0.189	1.985	Goliad Lower B Sands
283.5-317.0	2021-03-25	500	445.5	7.5	0.069	0.518	Goliad Lower B Sands
232.5-342.0	2021-03-29	440	388	10.0	0.129	1.290	Goliad Lower B Sands
284.0-320.0	2021-03-30	480	419.5	17.0	0.055	0.935	Goliad Lower B Sands
227.5-339.5	2021-04-01	440	368	4.0	0.107	0.428	Goliad Lower B Sands
227.5-339.5	2021-04-01	440	377	12.0	0.227	2.724	Goliad Lower B Sands
260.5-324.0	2021-04-05	480	423	7.5	0.145	1.088	Goliad Lower B Sands
284.0-320.5	2021-04-06	500	420	13.0	0.074	0.962	Goliad Lower B Sands
284.0-320.5	2021-04-06	500	434	7.5	0.042	0.315	Goliad Lower B Sands
282.9-319.5	2021-04-08	480	413	27.5	0.159	4.373	Goliad Lower B Sands
236.0-343.5	2021-04-08	460	365.5	10.0	0.032	0.320	Goliad Lower B Sands
*All grade values are based on Prompt Fission Neutron ("PFN") logging and denoted by pU3O8
**Rounded to nearest tenth of a foot

The 14 holes presented in the table above represent 35% of the 40-hole total drilled to date.  The remaining 26 holes were drilled in or nearby lesser mineralization, directly behind or in front of the roll front, thus bracketing the front location.

The project area is a 19,335-acre property located in eastern Bee County within the South Texas Uranium Trend 50 miles to the southeast of the Company’s Hobson Processing Plant.  Burke Hollow has received all four of its major permits required for uranium extraction from the Texas Commission of Environmental Quality and the Environmental Protection Agency.

The Burke Hollow Goliad mineralization trends lie at depths ranging from 160’ to 1100’, and follow the outline of an anticlinal structure which has produced abundant natural gas and oil from multiple underlying formations.  Several miles of potential mineralized trend length remain only lightly explored to date.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Clyde L. Yancey, P.G., Vice President-Exploration for the Company, a Qualified Person under NI 43-101.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. As a leading pure-play American uranium company, UEC is advancing the next generation of low-cost and environmentally friendly In-Situ Recovery (ISR) mining uranium projects.  In South Texas, the Company’s hub-and-spoke operations are anchored by our fully-licensed Hobson Processing Facility which is central to our Palangana, Burke Hollow, Goliad and other ISR pipeline projects. In Wyoming, UEC controls the Reno Creek project, which is the largest permitted, pre-construction ISR uranium project in the U.S. Additionally, the Company’s diversified holdings provide exposure to a unique portfolio of uranium related assets, including: 1) major equity stake in the only royalty company in the sector, Uranium Royalty Corp; 2) physical uranium warehoused in the U.S.; and 3) a pipeline of resource-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay. In Paraguay,

the Company owns one of the largest and highest-grade ferro-titanium deposits in the world. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Stock Exchange Information:
NYSE American: UEC

WKN: AØJDRR
ISN: US916896103

*Notice to U.S. Investors

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the “SEC”) Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans, "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, market and other conditions, risks that the Offering will not be completed, failure to satisfy the conditions to closing of the Offering, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.